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                                                                  EXHIBIT 10.24

                                MEDIA ARTS GROUP, INC.
                          AMENDMENT TO CONSULTING AGREEMENT

On the 1st day of April, 1997, a Consulting Agreement, including the attached Exhibits ("Agreements") was made and entered into by and between MEDIA ARTS GROUP, INC.("MAGI"), a Delaware company, and Mike Kiley ("Consultant"). MAGI desires to continue to retain Consultant as an independent contractor to perform consulting services for MAGI, but the parties seek to amend and modify certain provisions of Consultant's Agreements based on the scope and nature of work to be performed. All amendments and modifications to the Agreements shall be effective as of August 1, 1997. Unmodified portions of the Agreements shall remain in full force and effect, and modified portions shall be modified only as set forth below. In consideration of the mutual promises contained herein, the parties agree to amend and modify the Agreements as follows:

1.  On Exhibit B, Section (a), the following language:

         (a)  Rate of Pay:   $6,000.00 PER MONTH, with payment to be made on
              the first day of every month

         shall be AMENDED AND MODIFIED to read:

         (a)  Rate of Pay:   $10,000.00 PER MONTH, with payment to be made on
              the first day of every month

2. The following language shall be ADDED in Section 1 (Services and Compensation) as Section 1(c):

         1(c) MAGI agrees to reimburse Consultant for all reasonable expenses incurred by Consultant as are reasonably related to the execution of his duties hereunder.

IN WITNESS WHEREOF, the undersigned are duly authorized to execute this Agreement on behalf of Consultant and MAGI as of the day and year written above.

CONSULTANT:                                 MEDIA ARTS GROUP INC.
                                            521 Charcot Ave.
                                            San Jose, CA  95131

By: /s/ Mike Kiley                          By: /s/ Kenneth E. Raasch
   -------------------------------             -------------------------------
         Mike Kiley                            Kenneth E. Raasch
                                               CHAIRMAN OF THE BOARD & CEO
Address: 6415 Beusy Ct
         San Jose, CA 95123